Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Pennsylvania Dividend Advantage Municipal Fund 2
333-71930
811-10549

The annual meeting of shareholders was held in the offices of Nuveen Investments on November 30, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 12, 2010 and additionally adjourned to March 23, 2010.

Voting results are as follows:

 <c>Common and MuniPreferred shares voting
together as a class
<c>  MuniPreferred shares voting
together as a class
To approve the elimination of the Funds fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
             1,766,038
                       470
   Against
                167,814
                          -
   Abstain
                  73,039
                           1
   Broker Non-Votes
                588,501
                          -
      Total
             2,595,392
                       471



To approve the new fundamental policy relating to investments in municipal securities for the Fund.


   For
             1,791,429
                       470
   Against
                147,120
                          -
   Abstain
                  68,342
                           1
   Broker Non-Votes
                588,501
                          -
      Total
             2,595,392
                       471



Proxy materials are herein incorporated by reference to the SEC filing on October 22, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-052345.